UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2010

SPRING CREEK CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

Nevada	814-00783	98-0496750
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street Suite 2401 New York, N.Y.		10019
(Address of principal executive offices)		(Zip Code)

(646) 896-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES
Pursuant to the agreement with Trilogy Capital Partners, Inc., (see Item 8.01 Other Events), we will issue up to 660,000 shares of our common stock in monthly installments of 55,000 during the first year of the agreement unless the agreement is terminated before the completion of the first year of the contract causing the monthly installments to end as of the termination date.

ITEM 8.01  OTHER EVENTS

As of February 24, 2010, we entered into a letter of engagement with Trilogy Capital Partners, Inc. to develop and implement a financial communications program designed to increase investor awareness of us in the investment community. The initial term of the agreement is ninety days and may be terminated by either Trilogy or us upon thirty (30) days prior written notice to the other.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPRING CREEK CAPITAL CORP. (Registrant)

Dated: March 12, 2010	By:	/s/ Kelly T. Hickel
Kelly T. Hickel, CEO